UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2017

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 23, 2017, HNZ Group Inc. (“HNZ”) published a management information circular and related materials (collectively, the “Circular”) relating to our previously-announced arrangement (the “Arrangement”) with HNZ and others, in which HNZ announced that it obtained an interim order (the “Interim Order”) from the Superior Court of Québec providing for, among other things, the holding of a special meeting of HNZ’s shareholders to approve the Arrangement, which special meeting is scheduled to be held on December 19, 2017. HNZ further announced that it expects, assuming shareholder approval is obtained and the other conditions to closing are satisfied or waived, to complete the Arrangement in late December 2017 or early January 2018. On November 24, 2017, HNZ issued a press release announcing that it had obtained the Interim Order and mailed the Circular to HNZ shareholders.

The Circular and press release were filed on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators under HNZ’s SEDAR profile and are available free of charge on www.sedar.com. A copy of the Arrangement Agreement, dated October 30, 2017, by and among us, HNZ and others, was previously filed with the Securities and Exchange Commission as Exhibit 2.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: November 27, 2017	By:	/s/ Trudy P. McConnaughhay
	Name:	Trudy P. McConnaughhay
	Title:	Chief Financial Officer and Secretary